UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 23, 2011

Commission File Number 0-23320

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1245650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 292-3800

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGRFEEMENT.

Effective November 23, 2011, Olympic Steel, Inc. (the “Company”) and Mr. Richard T. Marabito entered into a new employment agreement (the “Employment Agreement”) that superseded and replaced the original employment agreement between the Company and Mr. Marabito, entered into as of August 8, 2006. Under the Employment Agreement, Mr. Marabito will continue to serve as Chief Financial Officer of the Company for a term ending January 1, 2017. The term will be automatically renewed on January 1, 2017 for an additional three years unless either the Company or Mr. Marabito provides six months advance notice of a desire to not renew the term. Under the Employment Agreement, Mr. Marabito receives a base salary of $450,000 per year, beginning on December 1, 2011, subject to possible increases as determined by the Board. During the period of employment, Mr. Marabito will be eligible for a performance bonus under the Company’s Senior Management Compensation Plan in place as of 2011, as amended, or such other bonus plan that may replace the plan, and Mr. Marabito will be eligible to participate in any long-term incentive plan, which may be created or amended by the Board from time to time. If the Company terminates Mr. Marabito’s employment “without cause” during the term of the Employment Agreement and the termination does not otherwise entitle Mr. Marabito to payments under his Management Retention Agreement with the Company, Mr. Marabito will continue to receive his compensation and continued benefits under the Employment Agreement during the period ending on the earlier of (i) January 1, 2017 (or January 1, 2020 if the Employment Agreement is renewed) or (ii) the second anniversary of the termination of his employment. If Mr. Marabito’s employment terminates during the term of the Employment Agreement due to death or disability, and he or his beneficiaries are not entitled to any payments under his Management Retention Agreement with the Company, Mr. Marabito or his beneficiaries will continue to receive his base salary for twelve months and his spouse and minor children will be entitled to twelve months of continued health insurance. The Employment Agreement includes an amendment to the previous Management Retention Agreement between Mr. Marabito and the Company, which provides for a lump sum payment, after a qualified termination event equal to two and ninety nine one hundredths times the three-year average of Mr. Marabito’s base salary, bonus and other employee benefits. The Employment Agreement includes non-competition and non-solicitation covenants that will be in effect while Mr. Marabito is employed by the Company and for the two-year period following the termination of his employment.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.13	Amended and Restated Employment Agreement, effective as of November 23, 2011, by and between the Company and Richard T. Marabito.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: November 23, 2011	By:	/s/ Michael D. Siegal
Michael D. Siegal
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.13	Amended and Restated Employment Agreement, effective as of November 23, 2011, by and between the Company and Richard T. Marabito.

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